Company Contact:	Investor Relations:
Kelly J. Gill	James R. McKnight, Jr.
Chief Executive Officer	Chief Financial Officer
615-771-7575	615-771-7575

DIVERSICARE COMPLETES ACQUISITION OF SKILLED NURSING FACILITY
BRENTWOOD, TN - (July 5, 2017) - Diversicare Healthcare Services, Inc. (NASDAQ:DVCR), a premier provider of long-term care services, today announced that effective July 1, 2017 the Company has acquired a 103-bed skilled nursing center in Selma, Alabama, for a purchase price of $8.75 million. This acquisition increases the number of centers operated by the Company to 77 and is expected to contribute in excess of $8.0 million in annual revenues.
Commenting on the acquisition, Kelly Gill, the Company’s Chief Executive Officer, stated, “We are pleased to announce the purchase of the real estate and operations of Park Place in Selma. This center is an excellent addition to our portfolio of owned properties and we are excited about our expanded presence in the state of Alabama. This acquisition was the 47th we have completed since we began our focused expansion and is the 11th acquisition that included the purchase of the real estate. As such, we now own the real estate for 18 of our 77 centers. Looking at our current geographical footprint, we have the opportunity for a seamless integration process by our operations team.”
About Diversicare Healthcare Services, Inc.
Diversicare provides post-acute care services to skilled nursing center patients and residents in ten states, primarily in the Southeast, Midwest and Southwest United States.  As of the date of this release, Diversicare operated 77 skilled nursing and long-term care facilities containing 8,556 skilled nursing beds.  For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
FORWARD-LOOKING STATEMENTS
The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing centers in Alabama, Mississippi, Kansas and Kentucky, as well as successfully operate all of our centers, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

###